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                                                                   EXHIBIT 23.01


          Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 2000 consolidated financial statements of Comshare, Incorporated and subsidiaries dated July 25, 2000, included in this Form 10-K Report, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908, File No. 33-65109, File No.
333-91477, File No. 333-91479, File No. 333-93549, File No. 333-93551 and File
No. 333-93553).


                    /s/ ARTHUR ANDERSEN LLP
                    -------------------
                        Arthur Andersen LLP

Detroit, Michigan
 September 27, 2000